EXHIBIT 5 Combined Opinion and Consent of HAMILTON, LEHRER & DARGAN, P.A.

September 4, 2001
National Beauty Corp
4818 West Commercial Blvd.
Fort Lauderdale, Florida 33319

Re: National Beauty Corp Registration on Form S-8.

Gentlemen:

     We have acted as counsel to National Beauty Corp., a Nevada corporation
(the "Company"), in connection with the preparation and filing with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form
S-8, relating to the registration under the Act of an aggregate of 205,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock").

     In rendering this opinion, we have reviewed the Registration Statement on
Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed the 2001 Stock
Plan and such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with, the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

     Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

     (1)  The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Nevada;

     (2)  The 205,000 shares of Common Stock being registered in the
          Registration Statement will be legally issued, fully paid and non-assessable; and

     This opinion is limited to the General Corporation Law and the Constitution of the State of Nevada and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8.
This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

                                               Very truly yours,

                                               /s/ Brenda Hamilton, Esquire
                                               Brenda Hamilton, Esquire
                                               For the Firm